Exhibit 5.1

March 16, 2026

Albemarle Corporation
4250 Congress Street, Suite 900
Charlotte, NC 28209

Ladies and Gentlemen:

We have acted as special counsel to Albemarle Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i)     common stock, par value $0.01 per share, of the Company (“Common Stock”);

(ii)     preferred stock of the Company (the “Preferred Stock”);

(iii)     debt securities of the Company, which may be either senior or subordinated (the “Debt Securities”);

(iv)     warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(v)    depositary receipts (the “Depositary Receipts”) representing fractional interests in shares (the “Depositary Shares”) of Preferred Stock; and

(vi)     units composed of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants or Depositary Shares (the “Units”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares and Units are collectively referred to herein as the “Securities.” The Debt Securities, Warrants, Depositary Shares and Units are collectively referred to herein as the “Subject Securities.”

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the prospectus included in the Registration Statement relating to the Securities (the “Prospectus”); (iii) the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof (the “Articles of Incorporation”); (iv) the Amended and Restated Bylaws of the Company (the

“Bylaws” and, together with the Articles of Incorporation, the “Company Organizational Documents”); and (v) the Indenture, dated January 20, 2005, between the Company and U.S. Bank Trust Company, National Association, (the “Debt Trustee”) as successor trustee to The Bank of New York Mellon Trust Company, N.A. (formerly the Bank of New York Mellon) filed as Exhibit 4.3 to the Registration Statement and the supplemental indentures filed as Exhibits 4.4, 4.5, 4.6 and 4.7 to the Registration Statement (such Indenture, as supplemented and amended by such supplemental indentures, is referred to herein as the “Indenture”). We have also examined and relied upon certificates of public officials and have considered such matters of law as we have deemed necessary to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

For the purposes of this opinion letter, we have assumed that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that (i) the Company has power and authority (corporate or otherwise) to authorize, execute and deliver the Subject Securities; (ii) each party to the documents we have examined or relied on (the “Reviewed Documents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (iii) each party to the Reviewed Documents: (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents to which it is a party and (c) has duly executed and delivered the Reviewed Documents to which it is a party; and (iv) the Reviewed Documents (except for the Indenture with respect to the Company) constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We have also assumed that the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder.

Our opinions set forth below are limited to the federal laws of the United States and the laws of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority. We note that Troutman Pepper Hamilton Sanders LLP, special Virginia counsel to the Company, has furnished its opinion, dated the date hereof and filed as an exhibit to the Registration Statement, with respect to certain matters of Virginia law.

Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) neither the Board of Directors of the Company (the “Company Board of Directors”) and/or any duly authorized committee thereof shall have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Virginia; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1.    Assuming the terms of the Debt Securities have been duly established in accordance with the Indenture, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof, and (ii) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture, any supplemental indenture relating to such Debt Securities, and any other agreement or instrument binding upon the Company and enforceable against the parties thereto, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Company Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

2.    Assuming the form and terms of the Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Warrants and the Warrant Agreement are governed by the laws of New York, when (i) the form and terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Company Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

3.     Assuming the form and terms of the Depositary Receipts have been duly established in accordance with the applicable depositary agreement (a “Deposit Agreement”) between the Company and a depositary that has been duly appointed by the Company (the “Depositary”) pursuant to which Depositary Shares shall be deposited with the Depositary and the Depositary shall issue Depositary Receipts t so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Depositary Receipts and the Deposit Agreement are governed by the laws of New York, when (i) the form and terms and the execution and delivery of the Deposit Agreement relating to any Depositary Shares and the terms of the Depository Shares, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof; (ii) the Deposit Agreement has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; (iii) the Depositary Receipts evidencing the Depositary Shares have been duly executed and delivered by the Depositary ; (iv) the shares of Preferred Stock relate to such Depositary Shares have been duly authorized and are validly issued, fully paid and non-assessable; (v) the shares of Preferred Stock constituting such Depositary Shares have been deposited with the Depositary in accordance with the applicable Deposit Agreement; and (vi) the Depositary Receipts have been duly executed, countersigned, registered and delivered by the Depositary upon payment of the consideration fixed therefor in accordance with the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Company’s Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Depository Agreement will constitute a valid and binding obligation of the Company and the Depositary Receipts will constitute valid and binding obligations of the Depositary,, enforceable against the Company or such Depositary as applicable in accordance with their respective terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

4.    Assuming that (A) the combination of the Securities of which the Units consist has been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof and of the stockholders, if applicable, and

(B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Units and the Unit Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance its terms, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized by the Company Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5.    If any Subject Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 through 4 above, as the case may be and assuming that the Issuable Securities are governed by the laws of New York and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP

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